UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 5, 2009
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 5, 2009, TOR Minerals International, Inc. (the "Company") announced its financial results for the third quarter ended September 30, 2009.  The company reported a net loss available to common shareholders of ($32,000), or ($0.00) per diluted share, on net sales of $6,441,000 for the quarter ended September 30, 2009. This compares with a net loss available to common shareholders of ($385,000), or ($0.05) per diluted share, on net sales of $7,503,000 for the quarter ended September 30, 2008.

Net sales decreased 14 percent during the third quarter of 2009 primarily due to a 28 percent decrease in HITOX® sales.  Although weakness in paint and plastics markets continued to negatively affect year-over-year HITOX sales comparisons, HITOX sales levels stabilized in the third quarter and were flat in comparison with the second quarter of 2009.  During the third quarter of 2009, sales of specialty alumina products increased 5 percent versus the third quarter of 2008 as a weakness in European alumina sales was more than offset by new business and strengthening in the United States.

During the third quarter of 2009, the company reported an operating profit of $208,000, compared to an operating loss of ($144,000) during the third quarter of 2008. In addition to lower energy and raw materials costs, several factors contributed to the improvement in third quarter profitability, including a change in revenue mix, a 23 percent reduction of indirect production costs, and a 35 percent reduction in SG&A expenses.

Commenting on the results, Dr. Olaf Karasch, Chief Executive Officer said, "Due to cost cutting measures, new, low-cost processing technologies and the dedicated efforts of our employees, we have shown sequential improvements in operating income during each of the first three quarters of this fiscal year.  We are now better positioned to weather a continued market downturn and should benefit as market conditions improve."

The company said that it is targeting improvement in financial results during the fourth quarter of 2009. "In addition to bringing our cost structure in line with lower sales levels, we have introduced several new high value-added products to the market.  In particular, our newly introduced specialty alumina products are garnering significant customer interest.  These new products address sizable markets and have relatively short sales cycles.  Their introduction and market acceptance, if successful, can help to improve top line performance and plant utilization, which is key to returning TOR to meaningful profitability," continued Dr. Karasch.

A webcast discussing third quarter 2009 results can be accessed for a period of 30 days via the News section of the TOR Minerals' website at www.torminerals.com.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

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ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
Exhibit Number	Description
99.1	Press Release, dated November 5, 2009, announcing the Company's third quarter 2009 earnings results
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: November 5, 2009	/s/ BARBARA RUSSELL
Barbara Russell Acting Chief Financial Officer
EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release, dated November 5, 2009, announcing the Company's third quarter 2009 earnings results

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